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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Pre-effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-61727) and related Prospectus of Hyperion Solutions Corporation for the registration of 16,855 shares of its common stock and to the incorporation by reference of our reports dated July 17, 1997, with respect to the financial statements of Hyperion Software Corporation for the year ended June 30, 1997 included in Hyperion Solutions Corporation's Current Report on Form 8-K dated May 25, 1998 (as amended on June 25, 1998) and Hyperion Solutions Corporation's Current Report on Form 8-K dated August 24, 1998.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           Ernst & Young LLP


Stamford, Connecticut
November 6, 1998